SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 21, 2003 (Date of earliest event reported)

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of Principal Executive Offices, Including Zip Code)

(949) 361-1200

(Registrant’s Telephone Number, Including Area Code)

Item 2. Acquisition and Disposition of Assets

On May 21, 2003, BL Acquisition Corp., a Delaware corporation (“BLAC”) and wholly-owned subsidiary of BioLase Technology, Inc. (“BioLase”), acquired all assets, products and patents of American Medical Technologies, Inc., a Delaware corporation (“AMT”) related to its laser business pursuant to the terms of an Asset Purchase Agreement, dated May 12, 2003, by and among AMT, BioLase and BLAC (the “Purchase Agreement”). The transaction consideration consisted of $1,825,000 in cash and 307,500 shares of unregistered Common Stock of BioLase (the “Shares”). Pursuant to the terms of the Purchase Agreement, BioLase will register the Shares under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on a Registration Statement on Form S-3. A copy of the press releases announcing the signing of the Purchase Agreement and closing of the transaction are furnished herewith as Exhibits 99.1 and 99.2.

The assets, products and patents acquired from AMT all relate to AMT’s dental lasers. BioLase intends to utilize these assets in its dental laser business.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required to be provided in this Form 8-K are impracticable to file at this time and will be filed under cover of Form 8-K/A as soon as practicable, but not later than sixty (60) days after the date this Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial information required to be provided in this Form 8-K are impracticable to file at this time and will be filed under cover of Form 8-K/A as soon as practicable, but not later than sixty (60) days after the date this Form 8-K must be filed.

(c) Exhibits.

2.1	Asset Purchase Agreement, dated May 12, 2003, by and among American Medical Technologies, Inc., BioLase Technology, Inc. and BL Acquisition Corp.
99.1	Press Release, dated May 14, 2003.
99.2	Press Release, dated May 22, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 3, 2003	BIOLASE TECHNOLOGY, INC., (Registrant)

	By:	/s/ EDSON J. ROOD
Edson J. Rood Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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